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                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Netsol International, Inc. and Subsidiaries
  (formerly Mirage Holdings, Inc.)
Calabasas, California

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement on Form S-3/A (File No. 333-49832) of our report dated September 26, 2000, with respect to the consolidated financial statements of Netsol International, Inc. and Subsidiaries included in Amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended June 30, 2000.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
January 31, 2001